Exhibit 99.(h)(9)

FORM OF

THIRD AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Third Amendment is entered into as of September_, 2018 (the “Amendment”), by and between Harding, Loevner Funds, Inc. (the “Company”), a Maryland corporation, acting on its own behalf and on behalf of each of its series listed in Schedule A to the TA Agreement (as defined below), and The Northern Trust Company (the “Transfer Agent”), an Illinois corporation.

WHEREAS, the Company and the Transfer Agent are party to a Transfer Agency and Service Agreement, dated as of June 2, 2010 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “TA Agreement”), wherein the Transfer Agent agreed to provide certain services to the Funds; and

WHEREAS, in addition to the provisions contained in the TA Agreement, effective as of the date hereof, the Company and the Transfer Agent wish to make certain amendments to the TA Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the TA Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENT. Schedule B (Fees) to the TA Agreement is hereby amended by removing the following line item where it appears under the topic “TRANSFER AGENCY SERVICES” at the beginning of such schedule:

Annual base fee per Share Class    [ ]

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the TA Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the TA Agreement in the TA Agreement and all schedules thereto shall mean and be a reference to the TA Agreement as amended by this Amendment.

[Signature Pages Follow]

Third Amendment to TA Agreement NTAC:2SE-18	Page 1

Exhibit 99.(h)(9)

IN WITNESS WHEREOF, each of the Company and the Transfer Agent has caused this Amendment to be signed and delivered by its duly authorized representative.

HARDING, LOEVNER FUNDS, INC.

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